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                                                                                                      EXHIBIT 11.1

                                                     CENTENNIAL BANCORP
                                              COMPUTATION OF EARNINGS PER SHARE


                                                                             Year Ended December 31,
                                                                    ----------------------------------------------
                                                                        1998             1997              1996
                                                                     ----------        ---------         ---------
Reconciliation of Income

Net income - basic                                                  $11,434,546       $9,303,363        $6,514,288

Income impact of assumed conversion of
    Convertible Debentures, net of taxes                                     --               --           363,358
                                                                     ----------       ----------        ----------
Income available to common
    shareholders - diluted                                          $11,434,546       $9,303,363        $6,877,646
                                                                    ===========       ==========        ==========

Reconciliation of Basic and Diluted Shares

Weighted average shares outstanding                                  16,823,758       16,671,161        14,349,085

Incremental shares from stock options
    issued                                                              770,926          747,659           565,873

Incremental shares from assumed
    conversion of Convertible Debentures                                     --               --         2,114,838
                                                                     ----------        ---------         ---------

Weighted average shares outstanding -
    diluted                                                          17,594,684       17,418,820        17,029,796
                                                                     ==========       ==========        ==========

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